EXHIBIT 21

                 PEOPLES BANCORP INC. ANNUAL REPORT ON FORM 10-K
                     FOR FISCAL YEAR ENDED DECEMBER 31, 2005



Subsidiaries of Peoples Bancorp Inc.
------------------------------------
      The following are the only subsidiaries of Peoples Bancorp Inc.:

                                                                          Jurisdiction of
Name of Subsidiary                                                          Incorporation
                                                                           or Organization
----------------------------------------------------------------------     -----------------
Peoples Bank, National Association ("Peoples Bank")                         United States
      Peoples Insurance Agency, Inc. ("Peoples Insurance")                       Ohio
      Peoples Loan Services, Inc. ("PLS")                                      Delaware
      PBNA, L.L.C.                                                             Delaware

Peoples Investment Company                                                     Delaware
      Peoples Capital Corporation                                              Delaware

PEBO Capital Trust I                                                           Delaware
PEBO Capital Trust II                                                          Delaware
